UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 13, 2026

Enovix Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-39753	85-3174357
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3501 W Warren Avenue Fremont, California	94538
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (510) 695-2350

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ENVX	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Chief Executive Officer

On August 13, 2026, Dr. Raj Talluri, President, Chief Executive Officer and a director of Enovix Corporation (the “Company” or “Enovix”), resigned from his positions as Chief Executive Officer and President and as a member of the Company’s Board of Directors (the “Board”) in order to pursue another opportunity. Dr. Talluri will assist with an orderly transition of his responsibilities. Dr. Talluri’s resignation was not the result of any disagreement with the Company on any matter relating to operations, policies, or practices.

Appointment of Executive Chairman of Board

On August 14, 2026, the Board appointed Thurman J. (“T.J.”) Rodgers to serve as Executive Chairman of the Board, effective immediately. Mr. Rodgers has served as non-executive Chairman of Enovix’s Board since April 2023.

There are no arrangements or understandings between Mr. Rodgers and any other person pursuant to which he was appointed to serve as Executive Chairman of the Board. There are no family relationships between Mr. Rodgers and any director or executive officer of the Company. Certain transactions since the beginning of the Company’s last fiscal year in which the Company is a participant and in which Mr. Rodgers has an interest that are required to be reported under Item 404(a) of Regulation S-K are described in the section titled “Certain Relationships and Related Party Transactions” in the Company’s definitive Proxy Statement filed with the Securities and Exchange Commission on April 24, 2026.

Appointment of Interim Chief Executive Officer

On August 14, 2026, the Board appointed Ryan Benton as Interim Chief Executive Officer of the Company, effective immediately, while the Board conducts a search for a permanent Chief Executive Officer.

Mr. Benton, age 55, remains the Company’s Chief Financial Officer, a role he has held since joining Enovix in April 2025. In that position, Mr. Benton leads the Company’s global finance organization, including finance, accounting and reporting, tax, treasury, internal audit and investor relations. Mr. Benton has has more than 35 years of financial, strategic and operational experience, including service as Chief Financial Officer of several publicly listed and private companies in the semiconductor, electronics manufacturing and AI software industries. Prior to Enovix, Mr. Benton most recently served as Chief Financial Officer of Silvaco Group, Inc. (Nasdaq: SVCO), a provider of software solutions for semiconductor and photonics design, which he led through its 2024 initial public offering. From July 2020 to August 2023, he served as Chief Financial Officer and a member of the board of Tempo Automation (Nasdaq: TMPO), an electronics manufacturer. Prior to Tempo Automation, Mr. Benton served as Chief Financial Officer of Revasum, a semiconductor capital equipment company, from September 2018 to July 2020, continuing as a board member until October 2023. From August 2017 to September 2018, he served as Chief Financial Officer of BrainChip Holdings Ltd. From December 2012 to May 2017, Mr. Benton held various positions at Exar Corporation, including Chief Financial Officer, and served as Chief Executive Officer and a board member from 2016 until Exar’s sale to MaxLinear, Inc. in May 2017. Mr. Benton began his career as an auditor at Arthur Andersen & Company in 1991 and held various positions at technology companies, including ASM International and eFunds Corporation, from 1993 to 2012.

Mr. Benton does not have any family relationships with any director or executive officer of the Company, or person nominated or chosen by the Company to become a director or executive officer, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD Disclosure.

On August 17, 2026, the Company issued a press release announcing the leadership transition described in Item 5.02 of this Current Report on Form 8-K, reaffirming the Company’s third quarter 2026 financial guidance provided on August 12, 2026, and announcing an investor webcast to be held on August 17, 2026.

The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release, dated August 17, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Enovix Corporation

Date:	August 17, 2026	By:	/s/ Arthi Chakravarthy
Arthi Chakravarthy
Chief Legal Officer

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